Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement (No. 333-207934) on Form S-3 of Veritex Holdings, Inc. of our report dated March 28, 2016, relating to the consolidated financial statements of Sovereign Bancshares, Inc., appearing in this Current Report on Form 8-K.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Dallas, Texas
December 14, 2016

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